FOR IMMEDIATE RELEASE


          BankFinancial Corporation to Host Conference Call on March 3

     Burr Ridge, Illinois - (February 24, 2006) BankFinancial Corporation (Nasdaq - BFIN) will review fourth quarter and year-end 2005 results in a conference call and webcast for shareholders and analysts on Friday, March 3, 2006 at 9:30 a.m. Central time.

     The conference call may be accessed by calling 866-700-0133 and using participant passcode 50155679. The conference call will be simultaneously webcast at www.bankfinancial.com, "Stockholder Information" page. While this date was set to accommodate shareholder, analyst and investor commitments during that week, for those persons unable to participate in the conference call, it will be archived through 5:00 p.m. CST on March 17, 2006. A copy of BankFinancial Corporation's fourth quarter and year-end 2005 Earnings Release is scheduled to be available on our website, under the "Stockholder Information" section at the end of the day on March 1, 2006.

     BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented savings bank providing financial services to individuals, families and businesses through 16 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At December 31, 2005, BankFinancial Corporation had total assets of $1.6 billion, total deposits of $1.1 billion and stockholders' equity of $329 million. The company's common stock trades on the Nasdaq Stock Market under the symbol BFIN.





For Further Information
Contact:    Shareholder, Analyst and Investor         Media Inquiries:
            Inquiries:

            Terry Wise, VP - Investor Relations       Gregg Adams, EVP -
            BankFinancial Corporation                 Marketing & Sales
            Telephone: 630-242-7151                   BankFinancial Corporation
                                                      Telephone: 630-242-7234